UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2011 (August 1, 2011)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2011, Avis Budget Group, Inc. (the “Company”) obtained requisite lender approval for an amendment of the Company’s principal credit facility (the “Amendment”) that will allow it to acquire Avis Europe as an indirect subsidiary of its existing operating subsidiary, Avis Budget Car Rental, LLC.  In addition to expressly permitting the acquisition of Avis Europe by Avis Budget Car Rental, the Amendment increases the Consolidated Leverage Ratio thresholds by 0.50 for periods subsequent to September 30, 2011, increases the maximum amount of incremental facilities by $385 million and provides additional flexibility under the debt, lien and investment covenants to accommodate an acquisition of Avis Europe.

Item 7.01	Regulation FD Disclosure.

On August 2, 2011, the Company issued a press release announcing that shareholders of Avis Europe plc voted overwhelmingly to approve the Company’s proposed acquisition of Avis Europe.  The acquisition is expected to close in early October, subject to court approvals and regulatory clearances.  The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

By:	AVIS BUDGET GROUP, INC. /s/ Jean M. Sera
Name: Title:	Jean M. Sera Senior Vice President and Secretary

Date: August 2, 2011

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated August 2, 2011 (August 1, 2011)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 2, 2011.